Exhibit 10.7


                     HOME FEDERAL SAVINGS & LOAN ASSOCIATION
                              AMENDED AND RESTATED
                     EXECUTIVE DEFERRED INCENTIVE AGREEMENT


         THIS EXECUTIVE DEFERRED INCENTIVE AGREEMENT (the "Agreement") is adopted this _________ day of _________________, 20__, by and between HOME FEDERAL SAVINGS & LOAN ASSOCIATION, a nationally-chartered savings and loan association located in Nampa, Idaho (the "Bank"), and _________________ (the "Executive").

         On _________________, the Bank and the Executive entered into the Home Federal Savings & Loan Association Executive Deferred Incentive Agreement (the "Prior Agreement"). This Agreement amends and restates the Prior Agreement, and any amendments thereto, in its entirety.

         The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Bank. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time. The Bank will pay the benefits from its general assets.

         The Bank and the Executive agree as provided herein.


                                    Article 1
                                   Definitions


         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 6.

1.2 "Beneficiary Designation Form" means the form established from time to time by the


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         Plan Administrator that the Executive completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3      "Board" means the board of directors of the Company.

1.4      "Change in Control" means

         (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any person (as hereinafter defined) acting on behalf of the Company as underwrite pursuant to an offering who is temporarily holding securities in connections with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficiary owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

         (ii) Individuals who are members of the Board on the Commencement Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Commencement Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or whose nomination for election by the Company's stockholders was approved by the nominating committee serving under an Incumbent Board or who as appointed as a result of a change at the direction of the OTS or the FDIC, shall be considered a member of the Incumbent Board;

         (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

         (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect); provided that the term "Change in Control" shall not include an


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                  acquisition of securities by an employee benefit plan of the
                  Bank or the Company or a change in the composition of the Board at the direction of the OTS or the FDIC.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred in the event of a conversion of the Company's mutual holding company to stock form or in connection with any reorganization or action used to effect such conversion.

1.5      "Change in Control Benefit" means the benefit described in Section 4.5.

1.6      "Code" means the Internal Revenue Code of 1986, as amended.

1.7 "Commencement Date" means the date the conversion of the Bank from the mutual to stock form of organization is completed.

1.8      "Company" means Home Federal Bancorp, Inc.

1.9 "Deferral Account" means the Bank's accounting of the incentive awards, if any, determined under Article 2, plus accrued interest.

1.10 "Disability" means the Executive suffering a sickness, accident or injury which has been determined by the insurance carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled. The Executive must submit proof to the Plan Administrator of the insurance carrier's or Social Security Administration's determination upon the request of the Plan Administrator.

1.11     "Disability Benefit" means the benefit described in Section 4.4.

1.12     "Early Retirement Date" means the Executive attaining age sixty-two
         (62).

1.13     "Early Retirement Benefit" means the benefit described in Section 4.2.

1.14 "Early Termination" means the Termination of Employment before the Early Retirement Date for reasons other than death, Disability, Termination for Cause or Involuntary Termination.

1.15     "Early Termination Benefit" means the benefit described in Section 4.3.

1.16 "Early Termination Date" means the month, day and year in which Early Termination occurs.


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1.17     "Effective Date" means _________________.

1.18 "Extraordinary Items" means those items recognized by Generally Accepted Accounting Principles as extraordinary that substantially affect shareholder equity and/or the Bank's assets. Examples of such items include but are not limited to stock redemptions, mergers, acquisitions, stock splits and other items of that nature.

1.19 "Growth Rate of Net Worth" means the percentage change in the Bank's net worth ("Net Worth") over a one-year period, measured on September 30 of each year. For example, deferrals occurring in the Plan Year ending September 30, 1997 would be credited the Growth Rate of Net Worth determined on September 30, 1996 by taking the Bank's Net Worth on September 30, 1996 less the Bank's Net Worth on September 30, 1995 divided by the September 30, 1995 Net Worth.

1.20 "Involuntary Termination" means the termination of the employment of the Executive

         (i) By either the Company or the Bank or both without the Executive's express written consent; or

         (ii) By the Executive by reason of a material diminution of or interference with his duties, responsibilities or benefits, including (without limitation) any of the following actions unless consented to in writing by the Executive:

                  a. A requirement that the Executive by based at any place other than Nampa, Idaho, or within a radius of 35 miles from the location of the Company's administrative offices as of the Effective Date, except for reasonable travel on Company or Bank business;

                  b.       A material demotion of the Executive;

                  c. A material reduction in the number or seniority of personnel reporting to the Executive or a material reduction in the frequency with which, or in the nature of the matters with respect to which such personnel are to report to the Executive, other than as part of a Bank- or Company-wide reduction in staff;

                  d. A reduction in the Executive's salary or a material adverse change in the Employee's perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank or the Company; or


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                  e.       A material permanent increase in the required hours
                           of work or the workload of the Executive.

         The term "Involuntary Termination" does not include termination of employment due to death or disability, attainment of Normal Retirement Age, or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affair under Section 8 of the Federal Deposit Insurance Act ("FDIA")

1.21 "Normal Retirement Age" means the Executive's sixty-fifth (65th) birthday.

1.22     "Norman Retirement Benefit" means the benefit described in Section 4.1.

1.23 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

1.24     "Plan Administrator" means the plan administrator described in Article
         9.

1.25 "Plan Year" means the Bank's fiscal year ending on each September 30, except that the first Plan Year shall be a short plan year commencing on the Effective Date and ending on the next following September 30.

1.26 "Return On Assets (ROA)" means the Bank's after-tax net income at the end of the most recent fiscal year, before payment of any common stock dividends and adjusted for Extraordinary Items, divided by the Bank's average assets for the same fiscal year, as determined by the Bank's independent auditor based upon certified financial statements for the pertinent year.

1.27 "Return On Equity (ROE)" means the Bank's after-tax net income at the end of the most recent fiscal year, before payment of any common stock dividends and adjusted for Extraordinary Items, divided by the Bank's average equity for the same fiscal year, as determined by the Bank's independent auditor based upon certified financial statements for the pertinent year

1.28     "Termination for Cause" has that meaning set forth in Article 7.

1.29 "Termination of Employment" means the Executive ceases to be employed by the Bank for any reason, voluntarily or involuntarily, other than by reason of a leave of absence approved by the Bank.


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                                    Article 2
                                    Incentive


2.1 Incentive Award. For Plan Years ending after 9/30/2003, the Bank's ROA and ROE for the most recent completed Plan Year shall determine the Executive's Incentive Award Percentage, in accordance with the following chart:

                                [See Appendix A]

         The above chart is subject to change at the sole discretion of the Bank's Board of Directors, and such change shall be prospective and not effective until the Plan Year immediately following such change.

         The Incentive Award is calculated annually by taking the Executive's base salary as of September 30 of the Plan Year for which the ROA and ROE were calculated times the Incentive Award Percentage. For example, if the Bank's ROE is 15.6% and ROA is 1.31% and the Executive's base salary was $50,000 for the Plan Year ended September 30, 200X, the Incentive Award for 200X would be $24,000 ($50,000 X 48%).


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2.2      Incentive Deferral. As of December 31 of each year while this Agreement is in effect, the Bank shall declare the Incentive Award for the most recently completed Plan Year in the form of compensation and credit such amount to the Deferral Account.


                                    Article 3
                                Deferral Account


3.1 Establishing and Crediting. The Bank shall establish a Deferral Account on its books for the Executive, and shall credit to the Deferral Account the following amounts:

         3.1.1    Deferrals. The Incentive Deferral as determined under Article
                  2.

         3.1.2 Interest. On September 30 of each Plan Year and immediately prior to the payment of any benefits, unless otherwise stated, interest shall be credited to the account balance since the preceding credit under this Section 3.1.2, if any, at an annual rate equal to the Growth Rate of Net Worth determined as of the end of the most recent completed fiscal year, compounded annually.

         The Deferral Account shall be debited to reflect any withdrawals or distributions.

3.2 Statement of Accounts. The Bank shall provide to the Executive, within ninety (90) days after the end of each Plan Year, a statement setting forth the Deferral Account balance as of the end of the preceding Plan Year.

3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid, if any, under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere Bank promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.


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                                    Article 4
                            Benefits During Lifetime

4.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Bank shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Article.

         4.1.1    Amount of Benefit. The Normal Retirement Benefit under this
                  Section 4.1 is the Deferral Account balance as of the Plan Year ending immediately prior to the Executive's Termination of Employment.

         4.1.2 Payment of Benefit. The Bank shall pay the Normal Retirement Benefit to the Executive in one hundred eighty (180) consecutive equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. The Bank shall continue to credit interest at an annual rate of seven and one-half percent (7.5%), compounded monthly, on the remaining Deferral Account balance during the installment period.

4.2 Early Retirement Benefit. Upon Termination of Employment after the Early Retirement Date but before the Normal Retirement Age, and for reasons other than death or Disability, the Bank shall pay to the Executive the benefit described in the Section 4.2 in lieu of any other benefit under this Article.

         4.2.1    Amount of Benefit. The Early Retirement Benefit under this
                  Section 4.2 is the greater of (a) or (b) as follows:

                  (a)      The vested Deferral Account balance calculated under
                           Section 4.3.1; or

                  (b) The Deferral Account balance as of the Plan Year ending immediately prior to the Executive's Termination of Employment multiplied by the applicable percentage from the following table based on the number of full or partial months Termination of Employment precedes Normal Retirement Age.


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


                           --------------------------------------------------------------------------
                                 Number of Full or Partial Months        Applicable Percentage
                           --------------------------------------------------------------------------
                                               1-12                             91.67%
                           --------------------------------------------------------------------------
                                              13-24                             83.33%
                           --------------------------------------------------------------------------
                                              25-36                             75.00%
                           --------------------------------------------------------------------------

         4.2.2 Payment of Benefit. The Bank shall pay the Early Retirement Benefit to the Executive in one hundred eighty (180) consecutive equal monthly installments commencing on the first day of the month following the Executive's Termination of Employment. The Bank shall continue to credit interest at an annual rate of seven and one-half percent (7.5%), compounded monthly, on the remaining Deferral Account balance during the installment period

4.3 Early Termination Benefit. Upon Termination of Employment prior to the Early Retirement Date for reasons other than death, Disability or Involuntary Termination, the Bank shall pay to the Executive the benefit described in this Section 4.3 in lieu of any other benefit under this Article.

         4.3.1    Amount of Benefit. The Early Termination Benefit under this
                  Section 4.3 is the Deferral Account balance as of the Plan Year ending immediately prior to the Executive's Termination of Employment subject to the following vesting schedule:


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                 ---------------------------------------------------------------
                          Completed Plan Years           Vested Percentage
                 ---------------------------------------------------------------
                                  < 1                            0%
                 ---------------------------------------------------------------
                                   1                            10%
                 ---------------------------------------------------------------
                                   2                            20%
                 ---------------------------------------------------------------
                                   3                            30%
                 ---------------------------------------------------------------
                                   4                            40%
                 ---------------------------------------------------------------
                                   5                            50%
                 ---------------------------------------------------------------
                                   6                            60%
                 ---------------------------------------------------------------
                                   7                            70%
                 ---------------------------------------------------------------
                                   8                            80%
                 ---------------------------------------------------------------
                                   9                            90%
                 ---------------------------------------------------------------
                                  10 +                          100%
                 ---------------------------------------------------------------

         4.3.2 Payment of Benefit. The Bank shall pay the Early Termination Benefit to the Executive in one hundred eighty (180) consecutive equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Age. The Bank shall continue to credit interest at an annual rate of seven and one-half percent (7.5%), compounded monthly, on the remaining Deferral Account balance during the installment period.

4.4 Disability Benefit. Upon Termination of Employment due to Disability prior to the Normal Retirement Age, the Bank shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Article.

         4.4.1    Amount of Benefit. The Disability Benefit under this Section
                  4.4 is the Deferral Account balance as of the Plan Year ending immediately prior to the Executive's Termination of Employment.

         4.4.2 Payment of Benefit. The Bank shall pay the Disability Benefit to the Executive in one hundred eighty (180) consecutive equal monthly installments commencing on the first day of the month following the Executive's Termination of Employment. The Bank shall continue to credit interest at an annual rate of seven and one-half percent (7.5%), compounded monthly, on the remaining Deferral Account balance during the installment period.

4.5 Change in Control Benefit. Upon Involuntary Termination within twenty-four (24) months following a Change in Control while the Executive is in the active service of the Bank, the Bank shall pay to the Executive the benefit


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         described in this Section 4.5 in lieu of any other benefit under this
         Article.

         4.5.1    Amount of Benefit. The Change in Control Benefit under this
                  Section 4.5 is the Deferral Account balance as of the Plan Year ending immediately prior to the Executive's Involuntary Termination.

         4.5.2 Payment of Benefit. The Bank shall pay the Change in Control Benefit to the Executive in a one hundred eighty (180) consecutive equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Age. The Bank shall continue to credit interest at an annual rate of seven and one-half percent (7.5%), compounded monthly, on the remaining Deferral Account balance during the installment period.

         4.5.3 Excess Parachute Payment. Notwithstanding any other provision of this Agreement, if payments and the value of benefits received or to be received under this Agreement, together with any other amounts and the value of benefits received or to be received by the Executive, would cause any amount to be nondeductible by the Company or any of the Consolidated Subsidiaries for federal income tax purposes pursuant to or by reason of Section 280G of the Code, then payments and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to be received by the Executive without causing any amount to become nondeductible pursuant to or by reason of
                  Section 280G of the Code. For this purpose, the term "Consolidated Subsidiaries" means any subsidiary or subsidiaries of the Company (or its successors) that are part of the affiliated group (as defined in Section 1504 of the Code, without regard to subsection (b) thereof) that includes the Bank, including but not limited to the Company.

4.6 Hardship Distribution. If an unforeseeable emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Executive or Beneficiary occurs, the Bank, following petition by the Executive or the Beneficiary and in its sole discretion, may distribute to the Executive or Beneficiary all or a portion of the Deferral Account balance need to address the unforeseeable emergency. In no event shall the distribution be greater than is necessary to relieve the financial hardship, plus the amount of income taxes on such distribution. Provided, however, that if legislation and related regulations are enacted that provide for a specific definition and procedure for unforeseeable emergencies, such legislation and regulations shall automatically upon enactment apply to this Agreement.


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                                    Article 5
                                 Death Benefits


5.1 Death During Active Service. If the Executive dies while in the active service of the Bank, the Bank shall pay to the Executive's Beneficiary the benefit described in this Section 5.1 in lieu of the benefits of
         Article 4.

         5.1.1 Amount of Benefit. The benefit under Section 5.1 is the greater of (a) the Deferral Account balance as of the Plan Year ending immediately prior to the date of the Executive's death, or (b) ($_______).

         5.1.2 Payment of Benefit. The Bank shall pay the benefit to the Beneficiary in one hundred eighty (180) consecutive equal monthly installments commencing within sixty (60) days following the Executive's death and continuing on the first of each month thereafter. The Bank shall continue to credit interest at an annual rate of seven and one-half percent (7.5%), compounded monthly, on the remaining Deferral Account balance during the installment period.

5.2 Death During Payment of a Benefit. If the Executive dies after any benefit payments have commenced under Article 4 of this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

5.3 Death After Termination of Employment But Before Payment of a Benefit Commences. If the Executive is entitled to any benefit payments under
         Article 4 of this Agreement, but dies prior to the commencement of said benefit payments, the Bank shall pay the same benefit payments to the Beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence within sixty (60) days following the date of the Executive's death.


                                    Article 6
                                  Beneficiaries


6.1 Beneficiary Designation. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefits payable under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other benefit plan of the Bank in which the Executive participates.


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6.2      Beneficiary Designation: Change. The Executive shall designate a
         Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's Beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

6.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

6.4 No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

6.5 Facility of Payment. If the Plan Administrator determines in its discretion that a benefit is to be paid to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such payment amount.


                                    Article 7
                               General Limitations


7.1      Suicide or Misstatement. The Bank shall not pay any benefit under this


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         Agreement if the Executive commits suicide within two of the Effective
         Date. In addition, the Bank shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance owned by the Bank on the Executive's life.


                                    Article 8
                          Claims and Review Procedures


8.1 Claims Procedure. An Executive or Beneficiary ("claimant") who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:


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


         8.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits.

         8.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within ninety (90) days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional ninety (90) days by notifying the claimant in writing, prior to the end of the initial ninety
                  (90) day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

         8.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)      The specific reasons for the denial,
                  (b)      A reference to the specific provisions of this
                           Agreement on which the denial is based,
                  (c)      A description of any additional information or
                           material necessary for the claimant to perfect the claim and an explanation of why it is needed,
                  (d) An explanation of this Agreement's review procedures and the time limits applicable to such procedures, and
                  (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

8.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

         8.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

         8.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         8.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating


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


                  to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         8.2.4 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

         8.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)      The specific reasons for the denial,
                  (b) A reference to the specific provisions of this Agreement on which the denial is based,
                  (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and
                  (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    Article 9
                           Amendments and Termination

9.1 Generally. This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive.

9.2 Exceptions. Notwithstanding Section 8.1, the Company's or the Bank's Board of Directors may amend or terminate the Agreement at any time if either:

         9.2.1 The Bank's Board of Directors determines that the Executive is no longer a member of a select group of management or highly compensated employees, as that phrase applies to ERISA, for reasons other than death, Disability or retirement; or

         9.2.2 Pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, (ii) result in significant financial penalties or other significantly detrimental ramifications to the Bank (other than the financial impact of paying the benefits), or (iii) violate any law or regulation. In no event shall this Agreement be terminated under this section without payment to the Executive of the Deferral Account in a lump sum within sixty (60) days of such termination.

9.3 In the event of such amendment or termination under Section 9.2, the Executive shall be 100% vested in his or her Deferral Account balance. In the event of any termination under Section 9.2, the Bank shall pay to the Executive his or her Deferral Account balance in a lump sum within (30) days of such termination, determined as if the date of such termination were the date of the Executive's Termination of Employment under Section 4.3.


                                   Article 10
                           Administration of Agreement

10.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Executive may be a member of the Plan Administrator. The Plan Administrator shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement.

10.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

10.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

10.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

10.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Termination of Employment of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

                                   Article 11
                                  Miscellaneous

11.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, successors, administrators and transferees.

11.2 No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

11.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

11.4 Tax Withholding. The Bank shall withhold any taxes that, in its reasonable judgment, are required to be withheld from the benefits provided under this Agreement. The Executive acknowledges that the Bank's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).

11.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of Idaho, except to the extent preempted by the laws of the United States of America.

11.6 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

11.7 Reorganization. The Bank shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor company.

11.8 Entire Agreement. This Agreement constitutes the entire agreement between the

         Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

11.9 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

11.10 Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank.

11.11 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

11.12 Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

11.13 Notice. Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:



                    -----------------------------------------

                    -----------------------------------------

                    -----------------------------------------


         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.


         Any notice or filing required or permitted to be given to the Executive under this

         Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

         IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement.


EXECUTIVE:                               BANK:


                                         HOME FEDERAL SAVINGS & LOAN ASSOCIATION

                                         By:
                                            ------------------------------------
----------------------------             Title:
                                               ---------------------------------

HOME FEDERAL SAVINGS & LOAN ASSOCIATION
Executive Deferred Incentive Agreement
================================================================================
BENEFICIARY DESIGNATION FORM

Karen Wardwell, Robert Schoelkoph, Lynn Sander

Return on
  Assets
 1.36%      28.8    28.8    28.8    28.8    28.8   28.8    28.8    28.8    28.8    28.8    28.8   28.8    28.8    28.8    28.8
 1.32%      26.4    26.4    26.4    26.4    26.4   26.4    26.4    26.4    26.4    26.4    26.4   26.4    26.4    26.4    28.8
 1.27%      24.0    24.0    24.0    24.0    24.0   24.0    24.0    24.0    24.0    24.0    24.0   24.0    24.0    26.4    28.8
 1.23%      22.2    22.2    22.2    22.2    22.2   22.2    22.2    22.2    22.2    22.2    22.2   22.2    24.0    26.4    28.8
 1.18%      19.8    19.8    19.8    19.8    19.8   19.8    19.8    19.8    19.8    19.8    19.8   22.2    24.0    26.4    28.8
 1.14%      17.4    17.4    17.4    17.4    17.4   17.4    17.4    17.4    17.4    17.4    19.8   22.2    24.0    26.4    28.8
 1.11%      15.6    15.6    15.6    15.6    15.6   15.6    15.6    15.6    15.6    17.4    19.8   22.2    24.0    26.4    28.8
 1.09%      13.8    13.8    13.8    13.8    13.8   13.8    13.8    13.8    15.6    17.4    19.8   22.2    24.0    26.4    28.8
 1.06%      12.0    12.0    12.0    12.0    12.0   12.0    12.0    13.8    15.6    17.4    19.8   22.2    24.0    26.4    28.8
 1.04%      10.2    10.2    10.2    10.2    10.2   10.2    12.0    13.8    15.6    17.4    19.8   22.2    24.0    26.4    28.8
 1.01%       8.4     8.4     8.4     8.4     8.4   10.2    12.0    13.8    15.6    17.4    19.8   22.2    24.0    26.4    28.8
 0.99%       7.2     7.2     7.2     7.2     8.4   10.2    12.0    13.8    15.6    17.4    19.8   22.2    24.0    26.4    28.8
 0.96%       6.0     6.0     6.0     7.2     8.4   10.2    12.0    13.8    15.6    17.4    19.8   22.2    24.0    26.4    28.8
 0.94%       4.8     4.8     6.0     7.2     8.4   10.2    12.0    13.8    15.6    17.4    19.8   22.2    24.0    26.4    28.8
 0.91%       3.6     4.8     6.0     7.2     8.4   10.2    12.0    13.8    15.6    17.4    19.8   22.2    24.0    26.4    28.8
            10.45%  10.72%  11.00%  11.27%  11.54% 11.81%  12.08%  12.36%  12.63%  12.90%  13.38% 13.85%  14.33%  14.80%  15.28%
         ----------------------------------------------------------------------------------------------------------------------
                                                        Return on Equity
         ----------------------------------------------------------------------------------------------------------------------


Dan Stevens

Return on
  Assets
 1.36%      48.0    48.0    48.0    48.0    48.0   48.0    48.0    48.0    48.0    48.0    48.0   48.0    48.0    48.0    48.0
 1.32%      44.0    44.0    44.0    44.0    44.0   44.0    44.0    44.0    44.0    44.0    44.0   44.0    44.0    44.0    48.0
 1.27%      40.0    40.0    40.0    40.0    40.0   40.0    40.0    40.0    40.0    40.0    40.0   40.0    40.0    44.0    48.0
 1.23%      37.0    37.0    37.0    37.0    37.0   37.0    37.0    37.0    37.0    37.0    37.0   37.0    40.0    44.0    48.0
 1.18%      33.0    33.0    33.0    33.0    33.0   33.0    33.0    33.0    33.0    33.0    33.0   37.0    40.0    44.0    48.0
 1.14%      29.0    29.0    29.0    29.0    29.0   29.0    29.0    29.0    29.0    29.0    33.0   37.0    40.0    44.0    48.0
 1.11%      26.0    26.0    26.0    26.0    26.0   26.0    26.0    26.0    26.0    29.0    33.0   37.0    40.0    44.0    48.0
 1.09%      23.0    23.0    23.0    23.0    23.0   23.0    23.0    23.0    26.0    29.0    33.0   37.0    40.0    44.0    48.0
 1.06%      20.0    20.0    20.0    20.0    20.0   20.0    20.0    23.0    26.0    29.0    33.0   37.0    40.0    44.0    48.0
 1.04%      17.0    17.0    17.0    17.0    17.0   17.0    20.0    23.0    26.0    29.0    33.0   37.0    40.0    44.0    48.0
 1.01%      14.0    14.0    14.0    14.0    14.0   17.0    20.0    23.0    26.0    29.0    33.0   37.0    40.0    44.0    48.0
 0.99%      12.0    12.0    12.0    12.0    14.0   17.0    20.0    23.0    26.0    29.0    33.0   37.0    40.0    44.0    48.0
 0.96%      10.0    10.0    10.0    12.0    14.0   17.0    20.0    23.0    26.0    29.0    33.0   37.0    40.0    44.0    48.0
 0.94%       8.0     8.0    10.0    12.0    14.0   17.0    20.0    23.0    26.0    29.0    33.0   37.0    40.0    44.0    48.0
 0.91%       6.0     8.0    10.0    12.0    14.0   17.0    20.0    23.0    26.0    29.0    33.0   37.0    40.0    44.0    48.0
            10.45%  10.72%  11.00%  11.27%  11.54% 11.81%  12.08%  12.36%  12.63%  12.90%  13.38% 13.85%  14.33%  14.80%  15.28%
         ----------------------------------------------------------------------------------------------------------------------
                                                        Return on Equity
         ----------------------------------------------------------------------------------------------------------------------


Roger Eisenbarth

Return on
  Assets
 1.36%     36.48   36.48   36.48   36.48   36.48  36.48   36.48   36.48   36.48   36.48   36.48  36.48   36.48   36.48   36.48
 1.32%     33.44   33.44   33.44   33.44   33.44  33.44   33.44   33.44   33.44   33.44   33.44  33.44   33.44   33.44   36.48
 1.27%     30.40   30.40   30.40   30.40   30.40  30.40   30.40   30.40   30.40   30.40   30.40  30.40   30.40   33.44   36.48
 1.23%     28.12   28.12   28.12   28.12   28.12  28.12   28.12   28.12   28.12   28.12   28.12  28.12   30.40   33.44   36.48
 1.18%     25.08   25.08   25.08   25.08   25.08  25.08   25.08   25.08   25.08   25.08   25.08  28.12   30.40   33.44   36.48
 1.14%     22.04   22.04   22.04   22.04   22.04  22.04   22.04   22.04   22.04   22.04   25.08  28.12   30.40   33.44   36.48
 1.11%     19.76   19.76   19.76   19.76   19.76  19.76   19.76   19.76   19.76   22.04   25.08  28.12   30.40   33.44   36.48
 1.09%     17.48   17.48   17.48   17.48   17.48  17.48   17.48   17.48   19.76   22.04   25.08  28.12   30.40   33.44   36.48
 1.06%     15.20   15.20   15.20   15.20   15.20  15.20   15.20   17.48   19.76   22.04   25.08  28.12   30.40   33.44   36.48
 1.04%     12.92   12.92   12.92   12.92   12.92  12.92   15.20   17.48   19.76   22.04   25.08  28.12   30.40   33.44   36.48
 1.01%     10.64   10.64   10.64   10.64   10.64  12.92   15.20   17.48   19.76   22.04   25.08  28.12   30.40   33.44   36.48
 0.99%      9.12    9.12    9.12    9.12   10.64  12.92   15.20   17.48   19.76   22.04   25.08  28.12   30.40   33.44   36.48
 0.96%      7.60    7.60    7.60    9.12   10.64  12.92   15.20   17.48   19.76   22.04   25.08  28.12   30.40   33.44   36.48
 0.94%      6.08    6.08    7.60    9.12   10.64  12.92   15.20   17.48   19.76   22.04   25.08  28.12   30.40   33.44   36.48
 0.91%      4.56    6.08    7.60    9.12   10.64  12.92   15.20   17.48   19.76   22.04   25.08  28.12   30.40   33.44   36.48
           10.45%  10.72%  11.00%  11.27%  11.54% 11.81%  12.08%  12.36%  12.63%  12.90%  13.38% 13.85%  14.33%  14.80%  15.28%
         ----------------------------------------------------------------------------------------------------------------------
                                                        Return on Equity
         ----------------------------------------------------------------------------------------------------------------------